EMPLOYMENT AGREEMENT
                              --------------------

         This AGREEMENT between GROUP LONG DISTANCE, INC. (hereinafter the "Company") and SAM D. HITNER, an individual (hereinafter the "Employee") is entered into as of and will be effective as of February 1, 2000.

         WHEREAS, the Employee is currently employed as Chief Financial Officer of the Company and serves as Secretary of the Company; and

         WHEREAS, the Company desires that the Employee continue to be employed as Chief Financial Officer of the Company and to serve as Secretary of the Company; and

         WHEREAS, the Employee wishes to be so employed;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. EMPLOYMENT.

         The Company agrees to employ the Employee in the position of Chief Financial Officer, and the Employee agrees to continue employment with the Company on the terms and conditions hereinafter set forth. The Employee shall also serve as Secretary of the Company, as provided for in the By-Laws of the Company, during the term of this Agreement.

         2. DUTIES.

            (a) The Employee shall perform satisfactorily all duties of his position, as provided for in the By-Laws of the Company and as determined from time-to-time by the President of the Company.

            (b) The Employee shall devote such time to the development and operations of the Company's business as is necessary or advisable. (c) The Employee shall be accountable to the President and Chief Executive Officer.

            (c) The Employee shall be accountable to the President and Chief Executive Officer.

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            (d) As Chief Financial Officer, all financial matters of the Company shall be reported directly to Employee.

            (e) The Employee shall abide by the policies, standards and rules established from time-to-time by the Board of Directors for the conduct of the business of the Company. The Employee will not intentionally or negligently act in any manner to cause financial or other damage to the Company or the Company's reputation in the community in which its business is located. The Board of Directors reserves the right to change, interpret, withdraw or add to any of the policies, standards and rules of the Company at any time as it deems appropriate. The President and Chief Executive Officer of the Company and the Board of Directors shall not entertain discussion regarding amendments to this Agreement or the termination of Employee without prior notice to Employee.

            (f) The Employee will not interfere with the President or members of the Board of Directors making reasonable inquiry into the financial affairs of the Company and will not stifle the free flow of financial information to them.

         3. TERM.

            (a) The term of this Agreement shall commence as of the date hereof, and shall be in force for a twelve (12) month period. The Agreement shall be automatically renewed for twelve (12) month periods in full force and effect from the expiration of any period hereunder, unless one of the parties hereto shall give written notice to the other party not less than sixty (60) days prior to the expiration of such period, of the party's intention to terminate the Agreement at the expiration of such period.

            (b) If one of the parties hereto gives proper notice to the other party that this Agreement will not be automatically renewed pursuant to the provisions of Section 3(a) hereof, the

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Employee: (i) shall continue his employment with the Company until the expiration of the current term of this Agreement; and (ii) shall continue to receive all compensation and benefits to which the Employee is entitled under this Agreement until the expiration of such period.

         4. COMPENSATION AND BENEFITS:

            (a) For all services rendered by the Employee for each contract year, the Employee shall receive a base salary of EIGHTY FIVE THOUSAND DOLLARS ($85,000.00) per year.

            (b) The Employee shall be entitled to stock options in accordance with the Company's 1996 Stock Option Plan on the terms and conditions of the Option Agreement attached hereto as Exhibit "A".

            (c) The Employee shall be entitled to fifteen (15) days of vacation which may be used as long as such vacation time does not interfere with normal business operations and the Employee's duties as Chief Financial Officer.

            (d) The Employee shall be entitled to such sick days and personal days as may be established by the Company for officers of the Company.

            (e) At the sole discretion of the President of Company, the Employee may be granted a bonus from time to time, the amount of which shall be determined by the President. The President will consider certain factors in making such determination, including but not limited to, the Company's performance, profitability, positive cash flow, and any other significant event or matter.

            (f) The Employee shall be entitled to full health benefits during the term of this Agreement.

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            (g) The Employee shall be entitled to participate in the Simple IRA
Plan maintained by Company from time-to-time, and Company agrees to contribute three (3%) percent of Employee's gross annual salary to such Simple IRA Plan during each year this Agreement remains in effect.

         5. TERMINATION OF EMPLOYMENT.

            (a) During the term of this Agreement, the Company may terminate the Employee for Cause (as defined herein) and without Cause. The Company must give written notice of any such termination.

            (b) If the Company terminates the Employee during the term of this Agreement for Cause, the Employee shall not be entitled to receive any further installments of Employee's base salary or any other compensation (including severance payments) from the Company pursuant to this Agreement or otherwise.

            (c) If the Company terminates the Employee during the term of this Agreement without Cause, the Employee shall be entitled to receive a severance payment equal to six (6) months of the Employee's base salary and all benefits. The Employee shall cease to be entitled to such severance payment in the event that the Employee violates the terms of Section 7 of this Agreement. The Employee shall be entitled to such severance payment as of the date written notice of termination is provided to the Employee. Such compensation shall be paid in equal monthly installments over a period of three (3) months.

            (d) "Cause" for purposes of this Section 5 shall mean the
Employee's: (a) engagement in gross misconduct materially injurious to the Company; or (b) knowing and willful neglect or refusal to attend to the material duties assigned to him by the President and Chief Executive Officer or the Board of Directors of the Company, which is not cured within thirty (30)

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


days after written notice; or (c) intentional misappropriation of property of the Company to the Employee's own use; or (d) commission of an act of fraud or embezzlement; or (e) conviction for a crime (excluding minor traffic offenses).

         6. REIMBURSEMENT OF EXPENSES.

         The Company shall reimburse the Employee for the Employee's reasonable expenses incurred by the Employee in connection with the Employee's duties under this Agreement. The Employee shall comply with all reasonable recordkeeping requirements of the Company with respect to the reimbursement of expenses.

         7. AGREEMENT NOT TO COMPETE.

            (a) During the term of this Agreement and for a period of six (6) months after the termination of this Agreement, the Employee agrees not to engage in the telecommunication business, either directly or indirectly, other than on behalf of the Company and its affiliated companies without the written approval of the Board of Directors of the Company. The term telecommunication business shall be deemed to include long distance business (national and international), mobile communications, beepers, local access communications and debit card or other prepaid calling services and other similar business. Further, during the period of employment, the Employee agrees not to undertake any outside business investment opportunity that may reasonably be deemed to conflict with the interests of the Company or an usurpation of corporate opportunity for the Company, without the written approval of the Board of Directors of the Company.

            (b) If any portion of the restrictions set forth above should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

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            (c) The Employee declares that the foregoing scope, territorial and time limitations are reasonable and properly required for the adequate protection of the business of the Company. In the event any such scope, territorial or time limitation is deemed to be unreasonable by a court of jurisdiction, the Employee agrees to the reduction of said scope, territorial or time limitation to such scope, area or period which said court shall have deemed reasonable.

            (d) The existence of any claim or cause of action by the Employee against the Company other than under this Agreement shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         8. ENTIRE AGREEMENT.

         This instrument contains the entire agreement of the parties. It may not be changed orally. It may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         This Agreement supersedes in its entirety all prior employment agreements between the Company and the Employee.

         9. SITUS.

         This Agreement shall be governed by the laws of the State of Florida.

         10. SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding on the Company's successors and assigns.

         11. SEVERABILITY.

         The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.

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         12. WAIVER OF BREACH.

         The waiver by the Employee or the Company of any breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by the other.

         13. CONFIDENTIALITY.

         The Employee shall keep confidential all proprietary and other information concerning the Company and its business, including but not limited to information concerning the Company's customers, vendors and others with whom it transacts business, its methods of operation and other trade secrets, it future plans and strategies, and any financial information concerning the Company (collectively, "Confidential Information"). The Employee agrees that all Confidential Information is the exclusive property of the Company and that Employee will not remove the originals or make copies of any Confidential Information without the Company's prior written consent. The Employee shall not use Confidential Information for any purposes other than to carry out his obligations under this Agreement and will not divulge Confidential Information to any other person or entity during or after the term of this Agreement without the Company's prior written consent, unless required by law or judicial or other process. The provisions of this Section 13 shall continue to apply to the parties after this Agreement is terminated.

         14. ARBITRATION.

         In the event the Employee has any dispute, controversy or claim with the Company, including but not limited to any claim for wrongful termination, sexual harassment or discrimination under the laws of the State of Florida or the United States (excepting only worker's compensation, unemployment or temporary disability claims submitted in accordance with State law), any such dispute, controversy or claim shall be submitted to arbitration in accordance with the American

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Arbitration Association's National Rules for the Resolution of Employment
Disputes. The American Arbitration Association shall appoint a single arbitrator to hear and decide the dispute and any locale for any hearing will be at the American Arbitration Association's office closest to the Company's offices in Fort Lauderdale, Florida, or at such other location as the parties may mutually agree upon. The arbitrator appointed by the American Arbitration Association shall issue an opinion and award which shall be final and binding upon both the Employee and the Company. All such disputes, controversies or claims shall be filed with the American Arbitration Association within six (6) months after the alleged incident, event or circumstance which gave rise to the dispute, controversy or claim. The alternative dispute resolution mechanism provided for in this Section 14 shall not preclude the Company from seeking or obtaining judicial relief in the event the Employee violates any provision of this Agreement, particularly any breach of Sections 7 and 13.

         IN WITNESS WHEREOF, the parties have executed the Agreement effective as of the date first above written.

                                               GROUP LONG DISTANCE, INC.

 /s/ SAM D. HITNER                             By:  /s/Glenn Koach
----------------------------                       ----------------------------
     SAM D. HITNER                                     Glenn Koach
                                                       President



                                        8

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                                   EXHIBIT "A"
                                   -----------

                        INCENTIVE STOCK OPTIONS AGREEMENT
                        ---------------------------------

         THIS INCENTIVE STOCK OPTIONS AGREEMENT (hereinafter referred to as "AGREEMENT") is made effective this 1st day of February, 2000, by and between GROUP LONG DISTANCE, INC., a Florida corporation (hereinafter referred to as "GLD") and SAM D. HITNER (hereinafter referred to as "HITNER").

                                    RECITALS:

         WHEREAS, GLD has adopted the "Group Long Distance, Inc. 1996 Stock Option Plan" (hereinafter referred to as "PLAN"), which provides for the granting of incentive stock options to employees of GLD; and

         WHEREAS, HITNER serves as Chief Financial Officer of GLD.

         NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of Options. Effective as of the date hereof (hereinafter referred to as "GRANT DATE"), GLD hereby grants to HITNER the options (hereinafter referred to as "OPTIONS") to buy from GLD up to a total of Twenty Five Thousand shares (hereinafter referred to as "OPTION SHARES") of the common stock of GLD, in the amounts and at the price (hereinafter referred to as "PER SHARE EXERCISE PRICE") set forth below:

                  10,000 shares at $ .20;
                  8,750 shares at $ .40; and
                  6,250 shares at $ .50.

The OPTIONS may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, or by the laws of descent and distribution, except that if permitted by GLD'S committee appointed by the Board of Directors to administer the PLAN (hereinafter referred to as "COMMITTEE"), HITNER may name a beneficiary or beneficiaries to whom any vested but unpaid OPTIONS shall be paid in the event of the HITNER'S death.

         2. Tender and Assignment. The exercise of this OPTIONS by HITNER must be accomplished by actual delivery to GLD of the PER SHARE EXERCISE PRICE for the number of OPTION SHARES being purchased in cash, certified check, or official bank draft in lawful money of the United States of America, and by actual delivery of a duly executed exercise form, a copy of which is attached to this AGREEMENT as Exhibit "1" (hereinafter referred to as "EXERCISE FORM"), properly executed by HITNER and setting forth the number of OPTION SHARES being purchased. The payment of the PER SHARE EXERCISE PRICE for the number of OPTION

SHARES being purchased and the executed EXERCISE FORM must be delivered, personally, or by mail, to GLD's attorney, Thomas R. Tatum, Esq., Brinkley, McNerney, Morgan, Solomon & Tatum, LLP, 200 East Las Olas Boulevard, Suite #1800, Fort Lauderdale, Florida 33301. Documents sent by mail shall be deemed to be delivered when they are received by GLD's attorney. Upon the tender to GLD's attorney of the PER SHARE EXERCISE PRICE for the number of OPTION SHARES being purchased and EXERCISE FORM, GLD shall assign the number of OPTION SHARES being purchased to HITNER, which shall be free from all taxes, liens and charges.

         3. Exercise Period. HITNER may only exercise the OPTIONS during the exercise period (hereinafter referred to as "EXERCISE PERIOD"). The EXERCISE PERIOD shall commence on the GRANT DATE and shall terminate on the earliest to occur of: (A) the expiration of five (5) years from the GRANT DATE; (B) the expiration of three (3) months from the date HITNER ceases to be employed by GLD for any reason other than HITNER'S death or disability (which for purposes of this AGREEMENT shall mean a permanent and total disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, provided that the GLD'S committee appointed by the Board of Directors to administer the PLAN may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by such committee from time to time); or (C) the expiration of one (1) year from the date HITNER ceases to be employed by GLD due to HITNER'S disability or death.

         4. Notices. Any and all notices given to HITNER must be given by first class mail, postage prepaid, addressed to HITNER at the address appearing in the records of GLD. Any and all notices given to GLD must be given personally or by first class mail, postage prepaid, addressed to GLD at GLD's headquarters and to GLD's attorney, Thomas R. Tatum, Esq., Brinkley, McNerney, Morgan, Solomon & Tatum, LLP, 200 East Las Olas Boulevard, Suite #1800, Fort Lauderdale, Florida 33301.

         5. Partial Exercises of Options. Subject to the terms hereof, the OPTIONS may be exercised in whole or in part.

         6. Conflicts with Laws or Plan. This AGREEMENT is intended to comply with applicable law and all applicable terms and conditions of the PLAN, as amended from time to time, which is incorporated herein by reference in its entirety. To the extent any provision of this AGREEMENT is illegal or shall conflict with the terms of the PLAN, the terms of the PLAN shall control, the unenforceable or conflicting provision of this AGREEMENT shall be deemed null and void to the extent permitted by law and deemed advisable by the COMMITTEE, and the remainder of this AGREEMENT shall be valid and enforceable in accordance with its terms.

         7. Governing Law. This AGREEMENT shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, excluding the conflicts of laws principles thereof.


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         8. Amendment. This AGREEMENT may not be modified or amended except by a writing executed by all of the parties hereto.

         9. Construction. This AGREEMENT shall be construed without regard to any presumption or other rule of law requiring construction against the party causing this AGREEMENT to be drafted.

         10. Headings. Article headings shall not be deemed to be a part of the provisions of such articles or have any affect upon the construction thereof, but the same were inserted for the purpose of reference only.

         IN WITNESS WHEREOF, the parties have executed this AGREEMENT effective this 1st day of February, 2000.

                                             GROUP LONG DISTANCE, INC.

                                             By: /s/ Glenn Koach
--------------------------                      --------------------------
                                                     Glenn Koach, President
--------------------------
AS TO GLD
                                               /s/ SAM D. HITNER
--------------------------                    ----------------------------
                                                   SAM D. HITNER
--------------------------
AS TO HITNER

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
                                   EXHIBIT "1"
                                   -----------

                            EXERCISE OF STOCK OPTIONS

Thomas R. Tatum, Esq.
Brinkley, McNerney, Morgan, Solomon & Tatum, LLP
200 East Las Olas Boulevard, Suite #1800
Fort Lauderdale, Florida 33301

Dear Mr. Tatum:

The undersigned hereby: (1) irrevocably exercises his option to purchase

                  ____________ shares (at $ .20)
                  ____________ shares (at $ .40)
                  ____________ shares (at $ .50)

of common stock of Group Long Distance, Inc., a Florida corporation, pursuant to the Incentive Stock Option Agreement dated February 1, 2000, a copy of which is enclosed for your reference; (2) encloses payment of $___________ for these shares; and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

   Date:  _____________, _________.
                                         ------------------------------------
                                             SAM D. HITNER

                                         Address:

                                         ------------------------------------

                                         ------------------------------------


         The foregoing instrument was sworn to, subscribed and acknowledged before me this ______ day of ____________________, ____________, by Sam D.
Hitner, who is personally known to me or who has produced his driver's license as identification.

                                        ------------------------------------
                                        Notary Public, State of Florida

         [Notary Seal]